UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Board Committee Composition

At a meeting on December 7, 2010, the Board of Directors (the “Board”) of Orthofix International N.V. (the “Company”) appointed Michael R. Mainelli to the Audit Committee of the Board. The Audit Committee is now comprised of Jerry C. Benjamin, Kenneth R. Weisshaar and Mr. Mainelli. The Board has determined that each of the members of the Audit Committee are independent under the rules of the Nasdaq Stock Market and Rule 10A-3 of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and meet the other criteria for Audit Committee membership set forth in Nasdaq rules.

At the meeting, the Board also appointed Dr. Guy J. Jordan as the Chair of the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee is now comprised of Dr. Jordan, Mr. Mainelli and Maria Sainz. The Board also appointed Kenneth R. Weisshaar to replace Dr. Jordan as Chair of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”). The Nominating and Governance Committee remains comprised of Mr. Weisshaar, Dr. Jordan, and Dr. Walter von Wartburg. The Board has determined that each of the members of the Compensation Committee and Nominating and Governance Committee are independent under the rules of the Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/S/ ROBERT S. VATERS
Robert S. Vaters
Executive Vice President and Chief Financial Officer

Date: December 9, 2010